                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): July 27, 1999




                         SKYLYNX COMMUNICATIONS, INC.
                      ----------------------------------
            (Exact name of registrant as specified in its charter)




Colorado                      0-24687                       84-1360029
---------------          -----------------------       --------------------
(State or other          (Commission file number)      (Employer Identi-
incorporation)                                            fication No.)




          600 South Cherry Street, Suite 305, Denver, Colorado 80246
        --------------------------------------------------------------
            (Address of principal executive offices)    (Zip Code)



      Registrant's telephone number, including area code:  (303) 316-0400
     --------------------------------------------------------------------


     --------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2:   ACQUISITION OF ASSETS
-------------------------------
     On July 27, 1999, SkyLynx Communications, Inc., a Colorado corporation, through a wholly owned subsidiary, SkyLynx Communications of California, Inc., a Delaware corporation, ("SkyLynx" or the "Company") closed upon and consummated a definitive Stock Purchase and Sale Agreement dated as of July __, 1999, (the "Agreement") between the Company and CalWeb Internet Services, Inc., a California corporation, ("CalWeb"), and Robert Du Gaue and Gloria Du Gaue, as shareholders of CalWeb (the "Shareholders") (hereafter CalWeb and the Shareholders may collectively be referred to as the "Sellers"), pursuant to which the Company acquired 100% of the issued and outstanding shares of capital stock of CalWeb, which is engaged in the business of internet service provision (the "Business").

     Under the terms of the Agreement, the Company acquired 100% of the shares of CalWeb and, as a result, the assets and liabilities of the Business, including inventories, accounts receivable and payable, furniture, fixtures, office machinery and equipment and other tangible property, all mailing, client and customer lists, leasehold improvements and fixtures, prepaid expenses, contracts and licenses, development assets, intangible assets and short and long-term debt.

     In consideration of the shares of CalWeb, the Company paid the following purchase price:

     The Preliminary Purchase Price, as defined in the Agreement, was: (i) the sum of $2,600,000 in cash paid at closing and (ii) a number of shares of the common stock of SkyLynx (the "Consideration Shares") determined by dividing $1,700,000 by the market value of a share of SkyLynx common stock, less the Holdback Shares described below. The market value of the Consideration Shares was deemed to be the average closing price of a share of SkyLynx common stock on the over-the-counter market for the five trading days immediately preceding the closing date.

     Of the Consideration Shares, shares having a market value of $430,000 (the "Holdback Shares") were retained by the Company as security for the Sellers' indemnification obligations under the Agreement. The Holdback Shares will be retained by the Company for a period of one year and used as collateral to satisfy any claims the Company may have against the Sellers for indemnity under the terms of the Agreement. The source of the funds used by the Company to pay the cash portion of the purchase price was working capital derived from the Company's recently completed private placement of equity securities.

     The Agreement also provided for post closing adjustments to the Preliminary Purchase Price based upon (i) a Net Worth Adjustment in the amount of any decrease in the net worth of CalWeb as of the closing date from the net worth reported at April 20, 1999, (ii) a 1999 tax adjustment for any taxes attributable to the 1999 tax year in excess of $75,000.

     The Company will continue to operate the business from its principal facilities in Sacramento, California. As part of those continuing operations, Robert Du Gaue agreed to continue in the employ of the Company for a period of two years at a base salary of $8,000 per month and Gloria Du Gaue agreed to continue in the employ of the Company for a period of not less than six months following the closing date at a base salary of $5,000 per month.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------
     (a)  Financial Statements
          --------------------
          Pursuant to Item 7(a)(4), the Registrant files herewith the following financial statements of the acquired business:

          CalWeb Audited Financial Statements

          Independent Auditor's Report

          Balance Sheet as of December 31, 1998

          Statements of Operation and Accumulated Deficit for the year ended December 31, 1998 and Inception to December 31, 1997

          Statements of Cash Flows for the years ended December 31, 1998 and December 31, 1997

          Notes to Financial Statements

     (b)  Unaudited Financial Statements
          ------------------------------
          Balance Sheet as of March 31, 1999 (unaudited)

          Statements of Operations for the Three Month Periods Ended March 31, 1999 and 1998

          Statements of Cash Flows for the Three Month Periods Ended March 31, 1999 and 1998

          Notes to Financial Statements

     (c)  Pro Forma Financial Information
          -------------------------------
          Pursuant to Item 7(b) and Item 7(a)(4), the Registrant files herewith the following unaudited pro forma consolidated financial information:

          Pro Forma Consolidated Balance Sheets as of March 31, 1999 and December 31, 1998

          Pro Forma Consolidated Statements of Operations for the three month period ended March 31, 1999 and the year ended December 31, 1998

     The unaudited Pro Forma Consolidated Balance Sheets as of March 31, 1999 and December 31, 1998 and unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1998 and the three month period ended March 31, 1999 (collectively the Pro Forma Consolidated Financial Statements) give effect to the acquisition by SkyLynx Communications of 100% of the shares of capital stock of CalWeb Internet Services, Inc. These transactions were accounted for as a purchase in accordance with the provisions of Accounting Principles Board Opinion Number 16.

     The Pro Forma Consolidated Statements of Operations were prepared assuming that the acquisition described above was consummated as of the beginning of each period presented. The Pro Forma Consolidated Balance Sheet includes the pro forma purchase accounting entries for the acquisition and was prepared assuming that the transaction was consummated as of January 1, 1998.

     The unaudited Pro Forma Consolidated Financial Statements are based upon historical consolidated and combined financial statements of the Registrant and CalWeb Internet Services, Inc.

     The pro forma adjustments and the resulting Pro Forma Consolidated Financial Statements have been prepared based upon available information and certain assumptions and estimates deemed appropriate by the Registrant. A final determination of required purchase accounting adjustments and the allocation of the purchase price to the assets acquired based upon their respective fair values has not yet been made for the acquisition.

     The Pro Forma Consolidated Balance Sheet and the Pro Forma Consolidated Statements of Operations are not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated as of the dates indicated, or that may be achieved in the future. Furthermore, the Pro Forma Consolidated Financial Statements do not reflect changes that may occur as the result of post-combination activities and other matters.

     The Pro Forma Consolidated Financial Statements and notes thereto should be read in conjunction with the accompanying historical financial statements and notes thereto of CalWeb Internet Services, Inc. and the audited consolidated financial statements of the Registrant and subsidiaries included in its Annual Report on Form 10-KSB for the year ended December 31, 1998.

     (d)  Exhibits
          --------
          Item Title
          ---- -----
          1.1  Asset Purchase Agreement dated as of July 15, 1999

                                ARTHUR ANDERSEN
                          101 EAST KENNEDY BOULEVARD
                          TAMPA, FLORIDA  33602-5141
            (813) 222-4600 (TELEPHONE)  (813) 229-6229 (FACSIMILE)





              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Stockholders of
CalWeb Internet Services, Inc.:

We have audited the accompanying balance sheet of CalWeb Internet Services, Inc. (a California corporation) as of June 30, 1998, and the related statements of operations, stockholders' equity and cash flows for the years ended June 30, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CalWeb Internet Services, Inc. as of June 30, 1998, and the results of its operations and its cash flows for the years ended June 30, 1998 and 1997, in conformity with generally accepted accounting principles.



Tampa, Florida,
July 19, 1999

                        CALWEB INTERNET SERVICES, INC.

                        BALANCE SHEET -- JUNE 30, 1998

                 ASSETS
                 ------
CURRENT ASSETS:
  Cash and cash equivalents                              $    146,880
  Accounts receivable, net of allowance for doubtful
     accounts of $5,363                                       173,712
  Prepaid expenses and other current assets                    21,151
  Deferred tax assets                                          26,710
                                                         ------------
       Total current assets                                   368,453

PROPERTY AND EQUIPMENT, net                                   235,610
                                                         ------------
       Total assets                                      $    604,063
                                                         ============
                 LIABILITIES AND STOCKHOLDERS' EQUITY
                 ------------------------------------
CURRENT LIABILITIES:
  Accounts payable                                       $     17,860
  Accrued liabilities                                         123,304
  Deferred revenue                                             58,292
  Income taxes payable                                         23,697
  Current maturities of long-term debt                         34,312
                                                         ------------
       Total current liabilities                              257,465

LONG-TERM DEBT, net of current maturities                      82,048

DEFERRED TAX LIABILITIES                                       27,536
                                                         ------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, $100 par value; 100,000 shares
     authorized, 100 shares issued and outstanding             10,000
  Retained earnings                                           227,014
                                                         ------------
       Total stockholders' equity                             237,014
                                                         ------------
       Total liabilities and stockholders' equity        $    604,063
                                                         ============

       The accompanying notes are an integral part of this balance sheet

                        CALWEB INTERNET SERVICES, INC.

                           STATEMENTS OF OPERATIONS

                  FOR THE YEARS ENDED JUNE 30, 1998 AND 1997


                                                1998            1997
                                           -------------    ------------

REVENUES                                   $   1,350,361    $ 1,081,633
                                           -------------    ------------
COSTS AND EXPENSES:
  Cost of revenues                               358,182        303,125
  Selling, general and administrative            760,016        632,418
                                           -------------    ------------
       Total costs and expenses                1,118,198        935,543
                                           -------------    ------------
INCOME FROM OPERATIONS                           232,163        146,090
                                           -------------    ------------
OTHER INCOME (EXPENSE):
  Interest                                         1,792            889
  Other                                            2,191         (1,176)
                                           -------------    ------------
       Total other income (expense)                3,983           (287)
                                           -------------    ------------
NET INCOME BEFORE PROVISION FOR INCOME TAXES     236,146        145,803

PROVISION FOR INCOME TAXES                        94,071         58,803
                                           -------------    ------------
NET INCOME                                 $     142,075    $    87,000
                                           =============    ============
NET INCOME PER SHARE -- BASIC AND DILUTED  $       1,421    $       870
                                           =============    ============
SHARES USED IN COMPUTING NET INCOME PER SHARE --
  BASIC AND DILUTED                                  100            100
                                           =============    ============

        The accompanying notes are an integral part of these statements

                        CALWEB INTERNET SERVICES, INC.

                      STATEMENTS OF STOCKHOLDERS' EQUITY

                  FOR THE YEARS ENDED JUNE 30, 1998 AND 1997



                                      Common Stock
                                    -------------------
                                                       Retained
                                     Shares      AmountEarnings     Total
                                    --------  ---------  -------  ---------

BALANCE, June 30, 1996                  100  $  10,000 $(2,061)  $   7,939

  Net income                             -           -  87,000      87,000
                                    --------  ---------  -------  ---------
BALANCE, June 30, 1997                  100     10,000  84,939      94,939

  Net income                             -           - 142,075     142,075
                                    --------  ---------  -------  ---------
BALANCE, June 30, 1998                  100  $  10,000$227,014   $ 237,014
                                    ========  =========  =======  =========

       The accompanying notes are an integral part of these statements.

                        CALWEB INTERNET SERVICES, INC.

                           STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED JUNE 30, 1998 AND 1997



                                                1998            1997
                                           -------------    ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                               $     142,075    $    87,000
  Adjustments to reconcile net income to
     net cash provided by operating activities-
       Depreciation and amortization              48,682         22,402
       Loss on disposition of property and
         equipment                                     -          1,466
       Changes in operating assets and
         liabilities-
           Accounts receivable                   (74,568)       (27,990)
           Prepaid expenses and other current
             assets                              (17,155)       (18,499)
           Deferred tax assets                    26,796         (2,473)
           Accounts payable                      (34,672)        38,510
           Accrued liabilities                    96,283         10,162
           Deferred revenue                      (33,163)        26,029
           Income taxes payable                    8,226         12,303
                                           -------------    ------------
                 Net cash provided by
                   operating activities          162,504        148,910
                                            -------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for acquisition of property
     and equipment                              (183,556)       (66,834)
  Proceeds from disposition of property
     and equipment                                     -          2,900
                                           -------------    ------------
                 Net cash used in investing
                   activities                   (183,556)       (63,934)
                                           -------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of debt                  92,073              -
  Principal debt payments                        (12,517)       (22,360)
                                           -------------    ------------
                 Net cash provided by (used in)
                   financing activities           79,556        (22,360)
                                           -------------    ------------
NET INCREASE IN CASH                              58,504         62,616

CASH, beginning of year                           88,376         25,760

CASH, end of year                                 $         146,880    $
88,376
                                           =============    ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Cash paid for-
  Interest                                 $       3,997    $     9,791
  Taxes                                    $      73,750    $    67,425


        The accompanying notes are an integral part of these statements

                        CALWEB INTERNET SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1998


1. ORGANIZATION AND BUSINESS:
   -------------------------
   CalWeb Internet Services, Inc., a California corporation (the Company), was formed to provide high-speed Internet connectivity and enhanced Internet services to businesses through the use of wireline technologies. Since its incorporation in 1995, the Company has grown to provide Internet access to approximately 7,000 residential and commercial customers in the Sacramento metropolitan area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   ------------------------------------------
   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Cash and Cash Equivalents

   The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

   Property and Equipment

   Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of depreciable assets. Amortization of leasehold improvements is determined using the straight-line method over the shorter of the estimated useful life of the improvements or the term of the lease.

   Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.


   Revenue Recognition and Deferred Revenue

   Revenue, comprised primarily of Internet and enhanced services, is recognized as the services are provided. Amounts collected prior to the services being provided are reflected as deferred revenue. Installation and customer set-up fees are recognized upon completion of the services. Revenue from consulting services is recognized as the services are provided. Revenue from hardware sales is recognized upon shipment of the respective products.

   Income Taxes

   The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred amounts are measured using enacted tax rates expected to apply to taxable income in the year those temporary differences are expected to be recovered or settled.

   Fair Value of Financial Instruments

   The Company believes that the carrying value of financial instruments on the balance sheet approximates their fair value.

   In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128). The Company adopted SFAS 128 for the year ended June 30, 1997. Under SFAS 128, net income (loss) per share-basic is determined by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Net income (loss) per share-diluted is determined by dividing net income (loss) by the weighted average number of shares of common stock outstanding and dilutive common equivalent shares during the period.

3. PROPERTY AND EQUIPMENT:
   ----------------------
   Property and equipment consisted of the following as of June 30, 1998:


                                Useful Lives in Years         Amount
                                ---------------------         ------

Computer equipment                   5                        $309,081
Office equipment                     5                           6,101
Leasehold improvements                    3                           4,102
                                                              ---------
                                                               319,284
Less- Accumulated depreciation and amortization                     (83,674)
                                                              ---------
Property and equipment, net                                        $235,610
                                                              =========


4. LONG-TERM DEBT:
   --------------
Long-term debt consisted of the following at June 30, 1998:


                                                         Amount
                                                         ------

Note payable to a bank, maturing 2002                         $  92,073
Notes payable to stockholders, maturities from
 2000 to 2001                                               14,837
Note payable to an employee, maturing 2001                        9,450
                                                         ----------
                                                           116,360
Less- Current maturities                                   (34,312)
                                                         ----------
Long-term debt, net of current maturities                $  82,048
                                                         ==========

   For the fiscal years ending June 30, 1998 and 1997, the Company recorded $3,997 and $9,791 in interest expense, respectively.

   The note payable to a bank is secured by all of the Company's assets. Principal and interest are payable in monthly installments of $2,675 at the prime lending rate plus 2.75 percent (11.25 percent at June 30, 1998). The Company has restrictive and various financial covenants with which the Company was in compliance at June 30, 1998.

   Notes payable to stockholders consists of three notes payable to certain officers of the Company. These notes are payable in equal quarterly principal installments of $1,100, $500 and $63, respectively, plus accrued interest. Each of the notes bears interest at a face rate of 5.75 percent. On December 31, 1998, the Company paid the remaining principal on two of the notes; the Company paid the outstanding principal on the third note on February 28, 1999.

   The note payable to an employee is payable in equal monthly principal installments of $350 plus accrued interest and bears interest at a face rate of 8 percent. On August 31, 1998, the Company repaid the entire remaining principal balance outstanding on this note.

   At June 30, 1998, maturities of long-term debt were as follows:


                 Year Ending June 30,          Amount
                 --------------------          ------

                 1999                          $  34,312
                 2000                             36,960
                 2001                             31,706
                 2002                             13,382
                                               ---------
                                               $ 116,360
                                               =========

5. COMMITMENTS AND CONTINGENCIES:
   -----------------------------
   Operating Leases

   The Company leases real estate under operating leases. Certain real estate leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals.

   Future minimum lease payments for noncancellable operating leases in effect at June 30, 1998, are as follows:


                 Year Ending June 30,          Amount
                 --------------------          ------

                 1999                          $15,278
                 2000                            6,250
                 2001                            4,451
                 2002                            1,155
                                               -------
                                               $27,134
                                               =======

   Rent expense under operating leases for the years ended June 30, 1998, and 1997, totaled $53,158 and $49,827, respectively.

6. INCOME TAXES:

   Provision for income taxes consisted of the following as of June 30, 1998 and 1997:

                                1998           1997
                                ----           ----

   Current
       Federal                  $52,349        $47,844
       State                     14,926         13,431
                                --------       --------
            Total current        67,275         61,275

   Deferred:
       Federal                   20,847         (1,930)
       State                      5,949           (542)
                                --------       --------
            Total deferred       26,796         (2,472)
                                --------       --------
   Provision for income taxes   $94,071        $58,803
                                ========       ========

   Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements. The components of the Company's deferred income tax assets and liability consisted of the following as of June 30, 1998:

                                     Amount
                                     ------

Deferred tax assets:
   Deferred revenue                  $23,218
   Accrued vacation                    1,156
   Allowance for doubtful accounts     1,856
   Other                                 480
                                     --------
       Total deferred tax assets      26,710

Deferred tax liability:
   Property and equipment            (27,536)
                                     --------
       Net deferred tax liability    $  (826)
                                     ========

   The differences between the Company's effective income tax rate and the federal statutory rate are reconciled as of June 30, 1998 and 1997, and are as follows :

                                          1998      1997
                                          ----      ----

Federal statutory rate                          34.0%     34.0%
State income taxes, net of federal taxes    5.8       5.8
Other                                         -       0.5
                                          ------    -------
Effective income tax rate                  39.8%     40.3%
                                          ======    =======

7. RELATED-PARTY TRANSACTIONS:
   --------------------------
   As discussed in Note 4, the Company has several notes payable outstanding to its officers and an employee.

   During the first three months of the year ended June 30, 1997, the Company leased its primary office facility from the officers of the Company. Of the $49,827 charged to rental expense in fiscal 1997, $10,500 represents rental payments made to the officers of the Company.

   In early fiscal 1997, the Company paid approximately $18,000 to an individual with whom the Company had entered into a revenue sharing agreement. This payment was made in consideration for early termination of the agreement and was roughly equivalent to the economic benefit that this individual would have received had the agreement remained in force for its full term. Based on the terms of the release agreement, the Company bears no further liability for amounts under the revenue sharing agreement; thus, no further amounts have been reflected in the accompanying financial statements. The payment was expensed in the year ended June 30, 1997.

8. SUBSEQUENT EVENTS:
   -----------------
   On April 20, 1999, the Company entered into an agreement with SkyLynx Communications, Inc. (SkyLynx), pursuant to which SkyLynx will acquire the Company for $2.6 million in cash and $1.7 million in SkyLynx common stock. The SkyLynx common stock issued upon consummation of the transaction will be classified as restricted shares under the Securities Act of 1933. Additionally, SkyLynx will hold back shares having a market value equivalent to 10 percent of the total purchase price for a period of one year following the transaction. Such shares will be used as collateral to secure any obligation of the Company to indemnify SkyLynx after the purchase has been closed.

                        CALWEB INTERNET SERVICES, INC.

                        BALANCE SHEET -- MARCH 31, 1999
                                  (Unaudited)

                 ASSETS
                 ------
CURRENT ASSETS:
Cash and cash equivalents                                $    314,772
Accounts receivable, net of allowance for doubtful
  accounts of $4,659                                          155,994
Prepaid expenses and other current assets                      66,766
Deferred tax assets                                            32,962
                                                         ------------
  Total current assets                                        570,494

PROPERTY AND EQUIPMENT, net                                   281,872
                                                         ------------
  Total assets                                           $    852,366
                                                         ============
                 LIABILITIES AND STOCKHOLDERS' EQUITY
                 ------------------------------------

CURRENT LIABILITIES:
Accounts payable                                         $     36,468
Accrued liabilities                                            38,552
Deferred revenue                                              151,817
Income taxes payable                                          159,794
Current maturities of long-term debt                           49,478
                                                         ------------
  Total current liabilities                                   436,109

LONG-TERM DEBT, net of current maturities                      24,791
                                                         ------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, $100 par value; 100,000 shares authorized,
  100 shares issued and outstanding                            10,000
Retained earnings                                                     381,466
                                                         ------------
  Total stockholders' equity                                  391,466
                                                         ------------
  Total liabilities and stockholders' equity             $    852,366
                                                         ============

      The accompanying notes are an integral part of this balance sheet.

                        CALWEB INTERNET SERVICES, INC.

                           STATEMENTS OF OPERATIONS

           FOR THE NINE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998
                                  (Unaudited)

                                                   Nine-month
                                                  Period Ended
                                                    March 31,
                                          ----------------------------
                                              1999           1998
                                          ------------   -------------

REVENUES                                  $  1,302,722   $  1,016,696

COSTS AND EXPENSES:
  Cost of revenues                             328,727        264,761
  Selling, general and administrative          725,807        546,496
    Total costs and expenses                 1,054,534        811,257

OPERATING INCOME                               248,188        205,439

OTHER INCOME:
  Interest                                       3,283          1,193
  Other                                          5,290          1,404
    Total other income                           8,573          2,597

NET INCOME BEFORE PROVISION FOR
  INCOME TAXES                                 256,761        208,036

PROVISION FOR INCOME TAXES                     102,309         70,553

  NET INCOME                              $    154,452   $    137,483

  NET INCOME PER SHARE-BASIC AND DILUTED  $      1,545   $      1,375

SHARES USED IN COMPUTING NET INCOME PER
 SHARE - BASIC AND DILUTED                         100            100


The accompanying notes are an integral part of these statements.

                        CALWEB INTERNET SERVICES, INC.

                           STATEMENTS OF CASH FLOWS

           FOR THE NINE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998
                                  (Unaudited)


                                                   Nine-month
                                                  Period Ended
                                                    March 31,
                                          ----------------------------
                                              1999           1998
                                          ------------   -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                $    154,452   $    137,483
Adjustments to reconcile net income to
  net cash provided by
  operating activities-
    Depreciation and amortization               54,017         35,035
Changes in operating assets and liabilities-
  Accounts receivable                           17,718        (46,422)
  Prepaid expenses and other current assets    (45,615)       (38,750)
  Deferred tax assets                          (33,788)        25,970
  Accounts payable                              18,608        (22,322)
  Accrued liabilities                          (84,752)        (3,765)
  Deferred revenue                              93,525        (24,872)
  Income taxes payable                         136,097         44,583
    Net cash provided by operating
     activities                                310,262        106,940

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition of property
 and equipment                                (100,279)      (117,425)
    Net cash used in investing activities     (100,279)      (117,425)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt                  21,027         71,908
Principal debt payments                        (63,118)        (9,804)
    Net cash (used in) provided by
     financing activities                      (42,091)        62,104

NET INCREASE IN CASH                           167,892         51,619

CASH, beginning of period                      146,880         88,376

CASH, end of period                       $    314,772   $    139,995

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
Cash paid for-
  Interest                                $      7,739   $      2,998
  Taxes                                   $     46,765   $     38,750

       The accompanying notes are an integral part of these statements.

                        CALWEB INTERNET SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                MARCH 31, 1999
                                  (Unaudited)



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
  ------------------------------------------
  Interim Financial Information

  The interim financial statements as of March 31, 1999, and for the nine-month periods ended March 31, 1999 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the CalWeb Internet Services, Inc.'s management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

                       CALWEB INTERNET SERVICES, INC.

        Unaudited Pro Forma Condensed, Combined Financial Information
        -------------------------------------------------------------

The following unaudited pro forma condensed combined financial statements give effect to the acquisition by SkyLynx Communications, Inc. of the capital stock of CalWeb Internet Services, Inc.

The Pro Forma Condensed Combined Balance Sheet gives effect to the acquisitions and to the proposed acquisition as if they had occurred on March 31, 1999. The Pro Forma Condensed Combined Statements of Operations give effect to the acquisitions as if they had occurred at the beginning of the earliest period presented, combining the results of SkyLynx Communications, Inc. for the three months ended March 31, 1999 and the year ended December 31, 1998 with those of CalWeb Internet Services, Inc. for the three months ended March 31, 1999 and the year ended March 31, 1999, respectively. The results of CalWeb Internet Services, Inc. for the three months ended March 31, 1999 are included in the Pro Forma Condensed Combined Statement of Operations for both the year ended December 31, 1998 and the three months ended March 31, 1999. Revenue was approximately $382,000 and the net loss was approximately $10,000 for CalWeb Internet Services, Inc. for the three months ended March 31, 1999.

The pro forma adjustments are based on estimates, available information and certain assumptions that management deems appropriate. The pro forma financial data do not purport to represent what our financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of our financial position or results of operations for any future period. The pro forma financial statements should be read in conjunction with the other financial statements and notes thereto included with the other financial statements and notes thereto included elsewhere in this Report and the Company's other reports filed with the SEC.

The following footnotes should be read in understanding pro forma adjustments to the unaudited pro forma condensed, consolidated statements.

   (a) Adjustment to recognize twelve months amortization expense ($1,302,845) on the customer list and the covenant not to compete agreements. The customer list and covenant not to compete agreements are amortized over three years.

   (b) Adjustment to revise the weighted average common shares outstanding and basic loss per share for the 234,483 common shares issued in the purchase agreement.


                       CALWEB INTERNET SERVICES, INC.


 PRO FORMA CONDENSED, COMBINED STATEMENT OF OPERATIONS
 FOR THE YEAR ENDED DECEMBER 31,1998



                    SkyLynx             CalWeb                        Pro
forma     Pro forma
                    Communications,               Total
Adjustments    Combined
                    Inc.
CalWeb
Revenues                     7,898      1,636,387      1,644,285
1,644,285
Operating cost
 and expenses            5,300,834      1,361,475      6,662,309
1,302,845(ab)  7,965,154
Loss from operations    (5,292,936)           274,912      (5,018,024)
(1,302,845)    (6,320,869)
Interest and other
income (expenses)           18,104          9,959         28,063           -
                    28,063
                    ----------     ----------     -----------    ----------
---- -------------
Net Loss                 (5,274,832)      284,871      (4,989,961)
(1,302,845)     (6,292,806)
                    ===========    =========      ============
============== =============

 Weighted average
 common shares
 outstanding             8,946,874                          234,483
9,181,357

Basic loss per share       (0.59)
                        (0.69)

                       CALWEB INTERNET SERVICES, INC.

Unaudited Pro Forma Condensed, Combined Financial Information
-------------------------------------------------------------

The following unaudited pro forma condensed combined financial statements give effect to the acquisition by SkyLynx Communications, Inc. of the capital stock of CalWeb Internet Services, Inc.

These unaudited pro forma condensed, combined statements are not necessarily indicative of results of operations had the acquisitions occurred at January 1, 1999, nor the results the results to be expected in the future.

The following footnotes should be read in understanding pro forma adjustments to the unaudited pro forma condensed, consolidated statements.

(a) Adjustment reflects the $4,300,000 acquisition of CalWeb; $3,908,534 customer list and covenant not to compete, $314,772 cash, $255,722 other assets, $281,872 property and equipment, $309,083 other liabilities and $151,817 deferred revenue. The consideration paid in this transaction was $2,600,000 cash and 234,483 shares of common stock with a fair market value of $1,700,000.

(b) Adjustment to recognize three months amortization expense ($325,711) on the customer list and the covenant not to compete agreements. The customer list and covenant not to compete agreements are amortized over three years.

(c) Adjustment to reflect the $2,600,000 cash required for acquisitions and the adjustment to equity to fund acquisitions

(d) Adjustment to revise the weighted average common shares outstanding and basic loss per share for the 234,483 common shares issued in the purchase agreement.


                       CALWEB INTERNET SERVICES, INC.

                PRO FORMA CONDENSED, COMBINED BALANCE SHEET
                            as of March 31,1999

                    SkyLynx        CalWeb                   Equity
Pro forma      Pro forma                     Communications,
Total     Adjustments    Adjustments  Combined
                    Inc.                                    CalWeb
CalWeb
Assets

Cash           843,365              314,772       1,158,137
(2,600,000)(a)1,158,137
2,600,000 (c)
Accounts
  receivable        -               155,994         155,994      -
                   155,994
Inventory           -                   -              -         -         -

Other current
  assets       269,536               99,728         369,264
-              369,264
               --------            ----------     ----------
-------------  -------
Current
  assets     1,112,901              570,494       1,683,395      -
   -        1,683,395
             ----------            ---------      -----------
-------------  ---------

Property and
 equipment   1,728,989              281,872       2,010,861
     -           2,010,861

Other assets 1,029,307               -            1,029,307
3,908,534 (a) 4,937,841
             ----------             --------      ---------
------------  ----------
Total assets 3,871,197              0852,366      4,723,563      -
3,908,534   8,632,097
             ==========            =========      ==========
===========     ============

Liability and Equity

Accounts
  payable      356,057                 36,468       392,525
-             392,525
Accrued
 expense       184,476                198,346       382,822
-             382,822
Unearned
 revenue            -                 151,817       151,817
-             151,817
Other Current
 Liabilities   373,093                 49,478       422,571                -
         422,571
               -------             ----------     ----------
--------- ------------

Current
 liabilities   913,626                436,109     1,349,735           -
               -      1,349,735
               --------            ----------     ----------
--------- -----------

LT debt         25,000                 24,791        49,791      -
-              49,791

Other LT
 Liabilities        -                   -              -         -         -
               -
               ---------           -----------    -----------
-----------      ----------
Total LT
 Liabilities    25,000                  24,791       49,791      -
-               49,791
               ---------           ------------   -----------
-----------  -----------

Total
 Liabilities   938,626                 460,900    1,399,526      -
-           1,399,526


Preferred
 stock        3,978,119                           3,978,119
2,600,000 (c) 6,578,119
Common stock     10,889                 10,000       20,889    (10,000)
    234 (a)    11,123
Paid in
 capital      7,786,972                            7,786,972          -
     1,699,766(a)  9,486,738
Retained
 earnings
 (deficit)   (8,843,409)               381,466   (8,461,943)  (381,466)    -
    (8,843,409)

Total share-
 holders
 equity       2,932,571                391,466    3,324,037   (391,466)
4,300,000  7,232,571
            -------------          ------------   ---------  ----------
     ----------     -----------



Total
 liability
 and equity   3,871,197                 852,366   4,723,563   (391,466)
4,300,000  8,632,097
             ==========            =============  ========== ==========
==========     ==========



                       CALWEB INTERNET SERVICES, INC.

            PRO FORMA CONDENSED, COMBINED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED MARCH 31,1999

                    SkyLynx             CalWeb                        Pro
forma     Pro forma
                    Communications,                    Total
Adjustments  Combined
                     Inc.
CalWeb

Revenues                 67,888         381,569      449,457
 449,457
Operating cost
 and expenses         3,360,606         396,214    3,756,820
325,711(b)      4,082,531
Loss from operations (3,292,718)        (14,645)  (3,307,363)
(325,711)   (3,633,074)
Interest and other
 income (expenses)        2,895           4,464        7,359
-              7,359
                    ------------        --------- ------------        -----
------    -----------
Net Loss             (3,289,823)        (10,181)  (3,300,004)
(325,711) (3,625,715)

Weighted average
 common shares
 outstanding          10,572,168
234,483 (d) 10,806,651

 Basic loss per share   (0.31)
   (0.34)

                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SKYLYNX COMMUNICATIONS , INC.


Dated:      July 28, 1999             By:  /s/ Jeffery A. Mathias
        -------------------                ----------------------------
                                           Jeffery A. Mathias, President